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                                                                    EXHIBIT 99.7

                     PHYSICIANS CLINICAL LABORATORIES, INC.
                          CORPORATE INTEGRITY AGREEMENT

                                    RECITALS

      A. The parties to this Agreement are the United States Department of Health and Human Services ("HHS"), through the Office of Inspector General ("OIG"), and Physicians Clinical Laboratories, Inc. ("PCL") now d/b/a Bio-Cypher Laboratories, Ltd.

      B. PCL owns and operates clinical laboratories in California.

      C. PCL wishes to demonstrate that it possesses the reliability, honesty, trustworthiness and high degree of business integrity expected of a participant in Medicare and other Federal health care programs, and that it can be trusted to deal fairly and honestly with the Health Care Financing Administration ("HCFA") and the OIG.

      D. PCL entered into a Settlement Agreement with the United States, the Relator and the State of California to address civil claims against PCL for certain conduct described in paragraph 2 of the Settlement Agreement and in the civil action United States ex rel. Taylor McKeeman v. Physicians Clinical Laboratory, et al., CIV-S-97-1005GEBGGH.

      E. PCL agrees to maintain a Corporate Integrity Program and to take other actions, as specified herein, to assure the OIG that PCL possesses the high degree of business honesty and integrity required of a Medicare and Medicaid supplier.

                                    AGREEMENT

Term

      1. This Corporate Integrity Agreement ("Agreement") shall be in force and effect for five (5) years (the "Term"), commencing on the effective date of this Agreement. This Agreement shall become effective on the date that the Settlement Agreement referenced above in Recital Paragraph D is fully executed and becomes effective.

Implementation

      2. PCL will implement and maintain a Corporate Integrity Program ("CIP").

      3. Within ninety (90) days of the effective date of this Agreement, unless a longer period is specifically provided elsewhere in this Agreement, PCL will implement and maintain the requirements specified herein, to ensure, to the extent reasonably possible, that PCL and each of its corporate directors, officers, medical directors, and employees, as well as any individuals engaged directly by PCL as independent contractors in the sale, performance, and billing of laboratory services, maintains the business integrity and honesty required of a participant-supplier in federally-funded health care programs, and that PCL is in compliance with
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this Agreement and all laws and regulations governing a provider's participation in federally-funded health care programs, including, but not limited to: Title XVII of the Social Security Act, 42 U.S.C. ss.ss. 1395-1395ddd (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. ss.ss. 1396-1396v (the Medicaid statute); the Clinical Laboratory Improvement Amendments ("CLIA") of 1988, 42 U.S.C. ss. 263a; the Medicare/Medicaid Anti-Kickback Statute, 42 U.S.C. ss. 1320a-7b(b); the False Claims Act, 31 U.S.C. ss.ss. 3729-33 (as amended);
the Program Fraud Civil Remedies Act, 31 U.S.C. ss.ss. 3801-12; and the Civil Monetary Penalties Law, 42 U.S.C. ss. 1320a-7a. The PCL CIP and the requirements of this Agreement will cover all company directors, officers, medical directors, employees, and those individuals engaged directly by PCL as independent contractors in the sale, performance, or billing of lab services.

Program Requirements

      4. PCL acknowledges that it is their responsibility to bill the Medicare program appropriately, given the patient's clinical condition. In order to reaffirm its commitment to this goal, PCL agrees to initiate the following actions within sixty (60) days of the effective date of this Agreement, or such longer period of time as may be necessary for PCL, in good faith, to implement these changes. PCL will notify the HHS Inspector General's Office of Enforcement and Compliance ("OEC") when they intend to start and complete these actions. Failure to implement the following actions will constitute a breach of this Agreement unless OEC has been apprised of PCL's difficulty in implementing a particular action within the prescribed time period and is satisfied that PCL is making a good faith effort and taking reasonable action to implement such action promptly.

            a. Revision of Standard Requisition Forms.

                  (1) PCL agrees to revise its standard requisition form and to provide OEC a copy of the revised form prior to its implementation. PCL agrees that the OEC is under no obligation to respond to or comment on the revised form. This revised standard requisition form, as well as any subsequent revisions to the standard requisition form implemented during the term of this Agreement, will emphasize physician choice. With respect to chemistry tests, PCL will require on its standard requisition forms that chemistry tests be ordered separately except (a) where the test is specifically listed in the basic automated multichannel test series (e.g., 80002-80019) until those codes are no longer valid for Medicare billing purposes, (b) where the test is part of a CPT-defined "clinically relevant test grouping," such as an organ or disease panel or profile, or (c) where the chemistry test is part of a profile which has been customized at the request of the physician.

                  (2) In addition to revising its requisitions as outlined in subsection (a)(1), above, PCL will include on all of its requisition forms, including those requisition forms prepared specially for physicians who request a customized profile, a printed reminder that if a physician orders a customized profile, he/she may unknowingly be ordering tests the physician may not necessarily need or want and that the physician should be aware that the Medicare program only pays for tests which are covered, reasonable, and necessary.


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            b. Annual Review of Standard Chemistry Profiles. PCL agrees that it will, on an annual basis, review its standard chemistry profile offerings for the medical appropriateness of each standard chemistry profile offered, and to advise OIG and HCFA of any changes made to its standard chemistry profile offerings.

            c. Test Utilization Data. In order that the parties may determine whether any overutilization of tests has occurred during the preceding year, PCL agrees to report to OEC, on a annual basis, the test volumes for the top 30 tests performed at each lab and a calculation of the percentage of growth of each test based upon patient population for the preceding calendar year. The calculation for the percentage growth is based upon the number of tests performed per 100 PCL patients. Such reports shall be made in the annual reports submitted to OEC pursuant to this Agreement. Where the growth in utilization of a particular test is greater than 150%, PCL will undertake reasonable inquiry to ascertain the cause of such disparity and within ten business days of the completion of such inquiry will disclose to OEC the results of such inquiry. If PCL determines that the disparity was caused by the use of standard chemistry profiles, PCL agrees to undertake any steps reasonably necessary to address the issue and will notify OEC of the steps the company plans to take.

            d. Notices to Clients.

                  (1) Pre-Revision Notices. Within six (6) months of the effective date of this Agreement, and again as CPI/HCPC's coding changes occur, PCL agrees to provide each physician client a notice that, for each standard chemistry profile offered by PCL, sets forth the individual components of the profile, the CPT codes for the profile, the maximum allowable Medicare and Medicaid reimbursement for the profile, and a description of how PCL will bill for each profile. PCL will provide a sample of such notice to OEC.

                  (2) Post-Revision Notices. Once PCL has implemented its revised requisitions as described in subparagraph 4.a, above, PCL will, on an annual basis, provide each client who has requested a customized chemistry profile with a notice that: (a) explains the reimbursement implication of "add-on" tests, (b) encourages physicians to order only tests that are medically necessary for the diagnosis and treatment of each patient, and (c) if a physician orders a custom profile, he/she may unknowingly order tests that he/she may not necessarily need or want and Medicare only pays for tests which are covered, reasonable, and necessary.

            e. Retention of Information. PCL agrees to retain for the Term of this Agreement, either in original, electronic, microfilm or microfiche-type form: (1) the requisition forms used by PCL during the Term of this Agreement, and (2) all individual prices negotiated with clients. PCL agrees to maintain this information in original, electronic, microfilm or micro-fiche type format and to make this information available for inspection by OIG or HCFA upon request.

            f. Standardized Billing Process. PCL will implement a centralized standardized billing process by which all laboratory billing at its laboratories will be made within 180 days of the effective date of this Agreement. Once the centralized standardized billing


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process is in place, PCL agrees not to remove any of its laboratories from the centralized standardized billing process without notifying OEC thirty (30) days prior to such removal. Nothing in this paragraph shall prevent PCL from using other billing systems for those laboratories for claims with a date of service prior to 180 days of the effective date of this Agreement. Moreover, nothing in this paragraph shall prevent PCL from implementing a new billing system to replace the centralized standardized billing process during the Term of this Agreement, provided, however, that PCL gives OEC sixty (60) days advance notice of PCL's intent to implement a new billing system and include in such notice a description of the new billing system.

            g. Sales and Marketing Personnel - Training. In addition to the standard CIP training and education received by all PCL employees, PCL sales and marketing employees will annually receive additional compliance training in the areas of sales and marketing. Such training will focus on the sales activities which are prohibited by Applicable Laws (as defined in paragraph 5), including, but not limited to, the offering of anything of value (remuneration) in return for the referral of business reimbursable in whole or in part by the Medicare and Medicaid programs. Each PCL sales and marketing employee will sign an acknowledgment that he or she: (1) has received additional training specific to sales and marketing, (2) is aware that strict compliance with the PCL Standards of Conduct, CIP, and Applicable Laws and regulations, and, in particular, the prohibition against offering remuneration in return for referrals, is a condition of employment, and (3) is aware that PCL will take appropriate disciplinary action up to and including termination, for violation of the principles and practices set forth in the Standards of Conduct, the CIP, and Applicable Laws. PCL will maintain the acknowledgments required by this provision and make them available to HHS upon request.

            h. Discipline. PCL agrees to compile and maintain information on allegations of investigations of and disciplinary actions taken against employees for violations of company policies. PCL will include a summary of such disciplinary actions in the Annual Report and will make the underlying information available to HHS upon request.

            i. PCL will implement systems changes and manual processes to help prevent and eliminate billing for tests not performed as to all payers at all PCL facilities.

Corporate Integrity Program Management

      5. Compliance Department. PCL will establish a Compliance Department, headed by the Corporate Compliance Officer, which will be responsible for monitoring the compliance of all PCL employees with this Agreement, the CIP, the Standards of Conduct set forth in the PCL Corporate Integrity Policy Manual, and all reimbursement, billing and fraud and abuse laws and regulations applicable to participants in federally-funded health care programs, including pertinent provisions of the following: Title XVIII of the Social Security Act, 42 U.S.C. ss.ss. 1395-1395ddd (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. ss.ss. 1396-1396v (the Medicaid statute); the Clinical Laboratory Improvement Amendments ("CLIA") of 1988, 42 U.S.C. ss. 263a; the Medicare/Medicaid Anti-Kickback Statute, 42 U.S.C. ss. 1320a-7b(b); the False Claims Act, 31 U.S.C. ss.ss. 3729-33 (as amended); the Program Fraud


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Civil Remedies Act, 31 U.S.C. ss.ss. 3801-12; and the Civil Monetary Penalties
Law, 42 U.S.C. ss. 1320a-7a, and all implementing regulations ("Applicable Laws"). The Compliance Department will conduct audits and investigations and will prepare written reports as required by paragraphs 19 through 22 of this Agreement. Members of the Compliance Department will communicate regularly with PCL's Board of Directors and CEO to ensure that compliance issues are monitored and compliance-related information is disseminated throughout PCL. The Compliance Department also may consult outside auditors, consultants, and/or attorneys as necessary to ensure PCL's compliance with Applicable Laws, this Agreement, the CIP, and the Standards of Conduct set forth in the PCL Corporate Integrity Policy Manual, as it deems necessary.

      6. Corporate Compliance Officer. Within sixty (60) days of the effective date of this Agreement, PCL will employ a Corporate Compliance Officer, who shall have lead responsibility for implementing the Corporate Integrity Program. The Corporate Compliance Officer shall report directly to the Board of Directors and CEO of PCL. The Corporate Compliance Officer shall supervise any other compliance staff on compliance-related matters and shall be responsible for maintaining, updating, and monitoring PCL's compliance with this Agreement, the CIP, and all Applicable Laws. The Corporate Compliance Officer shall report regularly to the President of PCL concerning PCL's compliance with, implementation of and any material variance from the Corporate Integrity Program and this Agreement. The job description of the Corporate Compliance Officer will be submitted to OEC for its review.

      7. Board of Directors. The PCL Board of Directors shall have ultimate responsibility for ensuring PCL's compliance with this Agreement and all Applicable Laws. In meeting these obligations, the Board may consult with advisors and take any action deemed appropriate or necessary to ensure that PCL conducts its business in compliance with this Agreement, the Corporate Integrity Program, and all Applicable Laws.

Standards of Conduct

      8. No later than 60 days after the effective date of this Agreement, PCL shall develop written standards of conduct to be codified in a PCL Corporate Integrity Policy Manual. PCL shall provide a copy of the final version of that manual to OEC. The Corporate Compliance Officer will consult with HCFA and the Medicare carriers at his discretion and as necessary when developing policies and procedures relating to the submission of Medicare claims. The Standards of Conduct shall be maintained so as to ensure that PCL and each of its directors, officers, employees, and those individuals engaged directly by PCL as independent contractors involved in the sale, performance, or billing of lab services, maintain the business honesty and integrity required of a Medicare and Medicaid supplier, and that PCL's conduct is in strict compliance with Applicable Laws.

Annual Certifications

      9. The Corporate Integrity Policy Manual ("Manual") will be circulated and/or made available to all PCL employees either via hard copy or, where available, computer transmission.


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Employees will be required to review the policies in the Manual and to acknowledge their review as set forth below:

            a. Employees: Within 180 days of the Manual being finalized, each person involved in the sale, marketing, or billing of laboratory services, and all phlebotomists, will: (1) receive and review those policies in the Manual applicable to each person's job performance, (2) discuss with his/her supervisor or the supervisor's designee the Standards of Conduct set forth in those policies, and (3) sign an acknowledgment that he/she has complied with (1) and
(2) above and will abide by those policies. Thereafter, within sixty (60) days of, starting employment with PCL, new employees involved in the sale, marketing or billing of laboratory services, and all new phlebotomists, will also fulfill the requirements set forth in (1), (2), and (3) above. In years subsequent to the initial acknowledgment, each then-current employee involved in the sale, marketing or billing of laboratory services, and all phlebotomists, shall repeat the procedure of reviewing those policies in the Corporate Integrity Policy Manual applicable to that employee's job and sign a new acknowledgment. PCL will maintain the acknowledgments required by this provision and make them available to OEC upon request.

            b. Managers and Supervisors: Promotion of and adherence to this Agreement, the CIP and PCL Standards of Conduct shall be an element of the performance evaluation of each manager and supervisor. In addition to signing their own employee acknowledgments as required in subsection a., above, all managers and supervisors involved in the sale, marketing, or billing of laboratory services and all managers and supervisors who oversee phlebotomists also will attest that they or their designee has: (1) discussed with each employee under their supervision the content and application of the CIP and the Standards of Conduct found in the Corporate Integrity Policy Manual applicable to that employee's job; (2) informed each such employee that strict compliance with the Standards of Conduct and the CIP is a condition of employment; and (3) informed each such employee that PCL will take disciplinary action up to and including termination, for violation of the principles and practices set forth in the Standards of Conduct, as well as Applicable Laws. PCL will maintain the certificates required by this provision and make them available to HHS upon request.

            c. Corporate Compliance Officer: PCL shall submit, as part of each Annual Report to HHS pursuant to Paragraphs 19 and 20, a statement by the Corporate Compliance Officer certifying that: (1) the signed acknowledgments described above are being maintained, (2) each employee involved in the sale, marketing, or billing of laboratory services, and each phlebotomist, has signed the acknowledgments as required by this provision and (3) each manager and supervisor has signed the acknowledgments as required by this provision. If the Corporate Compliance Officer cannot certify the above facts, then the Corporate Compliance Officer shall submit a statement explaining why such acknowledgments cannot be made.

Notice to Employees

      10. PCL agrees to post in common work areas in its laboratory locations a Notice that details PCL's commitment to comply with all Applicable Laws in the conduct of its business.


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Such Notice which will be submitted to OEC for its review will be placed in a prominent place accessible to employees.

HotLine

      11. PCL shall establish and maintain for the term of this Agreement a "HotLine" telephone number for reporting suspected misconduct to the Compliance Department. PCL agrees to post a "HotLine" notice in common work areas in each of its laboratories identifying the telephone number to be used for such reporting. As part of the Annual Reports required by paragraphs 19 and 20, PCL shall provide a list of the number and type of all calls made to the "HotLine" during the previous year. With respect to any "HotLine" calls that allege possible violations of the Applicable Laws which may have a material impact on the Medicare and/or State health care programs, PCL shall include non-privileged information on the nature of the allegations, a description of the action taken in response, the results of any internal investigation, and a description of any corrective action taken by PCL. Matters pending resolution at the time of the Annual Report period shall continue to be listed in the Annual Report until a resolution of the matter is reported.

Training and Education

      12. PCL will institute and maintain an ongoing training and education program designed to ensure that each employee is aware of and understands the Applicable Laws, the CIP, the Standards of Conduct, and his or her duty to ensure compliance with the same. Upon the effective date of this Agreement, PCL agrees that such training and education will include notifying all PCL employees of the fact and substance of this Agreement and the importance of each employee's abiding by the terms of the Agreement, all Applicable Laws, and PCL policies and procedures. Such training and education will contain information on the potential consequences both to the employee and to PCL of any failure to achieve and maintain compliance with this Agreement, Applicable Laws, the CIP, and the Standards of Conduct set forth in the Corporate Integrity Policy Manual, including the range of disciplinary actions that may be taken in the event of such a failure.

      13. Each person covered by the CIP shall receive at least one hour of initial training regarding the CIP. Thereafter, each employee shall receive not less than one additional hour of training regarding the CIP annually for the duration of the Agreement. As part of this training, employees will be advised that compliance is a condition of their employment. A schedule and subject outline for the training and education program shall be maintained by PCL and shall be open to inspection by HHS pursuant to the terms of Paragraph 31 regarding HHS rights.

Limitations on Hiring

      14. During the Term of this Agreement, PCL will not employ or contract with any former employees convicted of being directly involved in the matters covered by the Settlement Agreement and Release. For purposes of this Agreement, the term "convicted" shall be defined by 42 U.S.C. ss. 1320a-7(i).


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      15. PCL agrees that it shall not employ, contract with, or otherwise use the services of any individual whom PCL knows or should have known, after reasonable inquiry: (a) has been convicted of a criminal offense related to health care, or (b) is currently listed by a federal agency as debarred, excluded, or otherwise ineligible for participation in federally funded health care programs. In furtherance of this requirement, PCL agrees to make reasonable inquiry as to any individual who is a prospective employee, agent, or individual considered for engagement directly by PCL as an independent contractor by reviewing the General Services Administration's List of Parties Excluded from Federal Programs and HHS/OIG Cumulative Sanction Report. PCL shall not be required to terminate the employment of individuals who are charged with a criminal offense related to health care, or proposed for debarment or exclusion during their employment with PCL, provided, however, that PCL will immediately remove such employees from direct responsibility for or involvement in any federally funded health care program until the resolution of such criminal charges or proposed debarment or exclusion. If the individual is subsequently convicted, debarred or excluded, PCL will terminate its employment relationship and"or affiliation with that individual. PCL shall notify HHS of each such personnel action taken, and the reasons therefor, within thirty (30) days of the action.

PCL Compliance Enforcement Activities

      16. Compliance Activities. During the Term of this Agreement, PCL will, on a on-going basis, engage in compliance enforcement activities, including conducting regular audits of its laboratories for compliance with Applicable Laws, this Agreement, and PCL's policies as set forth in the Corporate Integrity Policy Manual and reviewing its billing policies, procedures and practices to ensure that federally funded health care programs are billed appropriately for services rendered. In conducting these compliance enforcement activities, PCL will use its internal compliance staff other employees, and such outside professionals (e.g., accountants and attorneys) as PCL deems necessary. PCL shall include in the Annual Report required by paragraphs 19 and 20 a description of its efforts in this regard during the previous year and the results of those efforts.

      17. Audits. As part of its regular compliance activities described in paragraph 16, PCL agrees, on an annual basis, to audit all of its laboratories for compliance with the policies contained in the Corporate Integrity Policy Manual. These audits will be unannounced and will include an on-site visit and interviews with billing, sales, and other appropriate personnel. HHS may request that PCL include specific policies or issues in these audits, and PCL agrees to consider in good faith adding these issues or policies to the lab-specific audits. PCL shall include in the Annual Report required by paragraphs 19 and 20 a description of its audit activities and the results thereof PCL will make any supporting work papers and background information available to HHS upon request.

      18. Duty to Investigate, Report and Correct.

            a. If, as a result of: (1) the performing the compliance activities and audits described in paragraphs 21 and 22, above, or (2) the receipt of credible evidence of employee misconduct from any other source, PCL determines that there are reasonable grounds to suspect


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that a material violation of either: (a) Applicable Laws, (b) this Agreement, or
(c) PCL's Corporate Integrity Program has occurred, PCL will conduct an appropriate internal inquiry/investigation. The inquiry/investigation will be conducted using PCL's internal compliance staff, other employees, and such outside professionals as PCL deems necessary. PCL will notify OEC within 15 days of any suspected material violation and of the progress and conclusion of their investigation. OEC reserves the right to determine whether a material violation has occurred. In addition, OEC may request information from PCL in order to determine the extent of any corrective action taken.

            b. If, at the conclusion of the internal inquiry/investigation, PCL determines that there are reasonable grounds to conclude that a material violation of Applicable Laws, this Agreement, or PCL's Corporate Integrity Program did occur, PCL shall immediately undertake appropriate corrective actions, including prompt restitution of any damages or overpayments to the extent that PCL is legally responsible for any such damages or overpayments. PCL also will report promptly to OEC: (1) its findings concerning the material violation (including, with respect to overpayments, the methodology used to determine the overpayments and a list of the claims involved), (2) PCL's actions to correct such material violation, and (3) any further steps PCL plans to take to address such material violation and prevent it from reoccurring in the future. A material violation of Applicable Laws is one which has a significant, adverse financial impact on the Medicare and/or Medicaid programs.

            c. If, during the Term of this Agreement, PCL receives a final written report issued by an agency or organization charged with reviewing compliance with applicable licensure, accreditation, and/or certification requirements, which finds significant deficiencies relative to such requirements, PCL shall promptly take steps to correct such deficiencies, to the reasonable satisfaction of the agency or organization, and will provide HHS with a copy of the final written report issued by the agency or organization and a description of any corrective steps taken.

            d. The Annual Report (described in paragraph 20 below) shall include a list and description, for the preceding year, of: (1) all internal inquiry/investigations conducted pursuant to paragraph 18a, including anywhere PCL determined there were not reasonable grounds to believe that a material violation of Applicable Laws, this Agreement, or PCL's Corporate Integrity Program occurred, and (2) all reports made pursuant to paragraph 18b.

Annual Reports

      19. Throughout the Term of this Agreement, PCL shall annually submit a report (the "Annual Report") to HHS, at an address designated by HHS, describing the measures taken by PCL to implement and to ensure compliance with this Agreement. The Annual Report shall be submitted no later than 60 days following the anniversary of the effective date of this Agreement.

      20. The Annual Report shall include, among other things, the following:


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            a. A summary of the actions taken during the preceding twelve (12)
months to comply with the terms of this Agreement, as well as Applicable Laws;

            b. A list of the documents, notices, instructions, and reports prepared by or for PCL during the preceding year to ensure compliance with this Agreement, as well as Applicable Laws;

            c. A narrative of the methods used and individuals involved in verifying compliance;

            d. The status of any ongoing governmental investigation of PCL involving possible violations of Applicable Laws;

            e. Verification that all applicable employees have signed the certification statement described in paragraph 9 and received the applicable compliance training described in paragraphs 12 and 13, and verification that marketing and sales personnel have received the additional compliance training described in paragraph 4g.

            f. Copies of the schedules and topic outlines for the training and education programs;

            g. Certification by the Corporate Compliance Officer, in accordance with 28 U.S.C. ss. 1746, that, to the best of his or her knowledge, PCL is in compliance with the terms of this Agreement, except as noted in accordance with paragraph k below;

            h. A summary of the status and resolution of any internal investigation reported to HHS pursuant to paragraphs 11 and 16 through 18;

            i. Any substantive changes in the directives, instructions, or procedures for implementation of the Corporate Integrity Program;

            j. A list of the number and type of all calls made to the company HotLine within the previous year, including the information required under paragraph 11;

            k. A list of all investigations of alleged violations or misconduct performed pursuant to paragraph 18 during the preceding year;

            l. A summary of all disciplinary actions taken against employees for violations of company policies related to the Applicable Laws, as required by paragraph 4h.

      21. If, after receipt of the Annual Report, HHS has reason to believe that compliance with this Agreement and Applicable Laws is not sufficiently evidenced by the Annual Report, either because: (a) HHS reasonably believes there is inadequate documentation of such compliance, or (b) HHS reasonably believes there is material noncompliance with the Agreement


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or Applicable Laws, HHS shall notify PCL in writing of the reasons for its belief and PCL will be given the opportunity to provide such additional information and documentation as may reasonably be required by HHS to verify the representations in the Annual Report, compliance with the Agreement and with all Applicable Laws, and to conduct reasonable reviews and/or evaluations. HHS may conduct an audit and review of any reports submitted by PCL to verify the accuracy and completeness of the report. HHS may conduct the audit itself or retain, at PCL's expense, independent professionals of OEC's choosing.

Other Reports to HHS

      22. In addition to the periodic written reports required herein, PCL shall notify HHS within ten business days of the time PCL corporate headquarters receives notice of: (a) the initiation of any criminal, civil or administrative investigation of PCL by any governmental entity, (b) service of subpoenas on PCL on behalf of any state or federal governmental entity, (c) service of search warrants on PCL and/or searches carried out in any facility, or (d) initiation of legal action against PCL by any entity that alleges facts that, if true, would impact upon the business responsibility of PCL with respect to the Medicare and Medicaid programs, but only to the extent that any such investigation, subpoena, search warrant or search, or legal action involves the possible violation of the Applicable Laws. PCL shall provide to HHS as much information as is reasonably necessary to allow HHS to determine the impact of the investigative or legal activity upon the present responsibility of PCL to continue as a Medicare and Medicaid supplier.

Diagnostic Information

      23. The term "limited coverage policy" as used herein shall mean that the insurance carrier administering a federally funded health insurance program ("Carrier") or single State Agency has decided to limit program coverage of certain clinical tests to situations where the tests were ordered and performed due to a set of predetermined diagnoses. In regions where the Carrier or State have implemented a limited coverage policy for particular tests, PCL will submit to the Carrier or State diagnostic information obtained exclusively from the ordering physician; provided, however, that nothing in this paragraph precludes
PCL: from contacting the ordering physician's office staff to obtain diagnostic information in the event that the physician has failed to provide such information to PCL; and, provided further that nothing in this paragraph precludes PCL from accurately translating narrative diagnoses obtained from the physician to ICD-9 codes. PCL shall document all such follow-up contacts.

      24. In implementing the provisions of paragraph 23, PCL will continue to train its employees regarding PCL's policies against using diagnostic information obtained from patients, blanket diagnosis letters, or defaults from prior or current test result records; provided, however, that nothing in this Agreement precludes PCL from assigning diagnostic codes for tests performed pursuant to medically appropriate standing orders provided by a physician. At least once every six months, PCL will: (i) contact each nursing home where it relies upon standing orders to confirm in writing the continued validity of all current standing orders; and (ii) will


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

verify standing orders relied upon at draw stations with the physician, physician's office staff or such other persons authorized by law under CLIA 42 U.S.C. ss. 263a; 42 C.F.R. Part 493.

Sale of a Laboratory

      25. In the event that PCL enters into a signed agreement, for example, a Letter of Intent, to sell or transfer ownership of any of its laboratories, PCL shall notify OEC.

            a. Upon such sale or transfer, PCL shall refrain from the use of all Medicare and Medicaid provider numbers assigned to any laboratory sold or transferred except in compliance with Medicare and Medicaid program requirements.

            b. No later than thirty (30) days prior to the scheduled Closing for the sale or transfer of any laboratory, PCL will transmit to HHS: (1) the cumulative information already gathered at the time by PCL with respect to such laboratory that otherwise PCL would be required to include in its next Annual Report; (2) a listing of all provider numbers under which services performed by that laboratory were billed to the Medicare and/or Medicaid programs, together with a statement regarding the anticipated post-closing use of such numbers; and
(3) a listing of corrective compliance actions undertaken by PCL with respect to that facility and previously reported pursuant to this Agreement. In the event that the scheduled Closing is within 45 days of the date of the most recent Annual Report, no report pursuant to this subsection b. shall be required.

Closing and Name Changes

      26. A PCL laboratory will be closed within the meaning of this paragraph when it ceases using both the PCL requisition form and any provider number presently used by PCL. The closing of a PCL laboratory is not a sale or transfer within the meaning of paragraph 25. PCL will notify OEC in advance of such closing and will both disclose all provider numbers used by that laboratory and advise OEC regarding any plans to use those provider numbers in the future. In the event that all PCL laboratories are closed as defined in this paragraph, this Agreement will be suspended and cease to have any force and effect at such time as PCL ceases all use of any and all provider numbers presently used by it. In the event that PCL reopens any or all laboratories, this Agreement will be reactivated and remain in force and effect until the five year term of this Agreement has ended.

      27. In the event that a PCL laboratory undergoes a name change (including but not limited to a change to Bio-Cypher Laboratories, Ltd.), for business or internal organizational reasons, but is not closed as defined in paragraph 25 above, PCL will notify OEC in advance of such name change, and all provisions of this Agreement will remain in force and effect, except that such name change will not constitute a sale or transfer within the meaning of paragraph 25.

Applicability to New Labs


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

      28. In the event that PCL purchases a new clinical laboratory or a company which owns any clinical laboratories during the Term, PCL shall implement all applicable provisions of this Agreement, including any training or education requirements, within 180 days following such purchase or by such later date as agreed to by HHS, such agreement not to be unreasonably withheld.

Retention of Records

      29. PCL will maintain any reports and certifications, specifically required by this Agreement, for a period of six: (6) years from creation of those reports and certifications. PCL will maintain all other documentation specifically required by this Agreement, either in original, electronic, microfilm or microfiche-type form, for a period of six (6) years from creation, and upon request will provide copies to HHS within a reasonable period of time.

      30. PCL shall maintain written reports and minutes of any and all PCL Board of Directors meetings reflecting the reports made to the PCL Board by the Corporate Compliance Officer and/or the President of PCL and the PCL Board's decisions or directions concerning matters related to the Corporate Integrity Program or this Agreement, and upon request will provide to HHS within a reasonable period of time copies of those portions of such reports or minutes that concern matters related to compliance with Applicable Laws, the CIP, or this Agreement.

HHS Right to Inspect

      31. In addition to any other right HHS may have by statute, regulation, or contract, upon reasonable notice during the Term, HHS or any duly authorized representatives may examine PCL's books, records, and other company documents and supporting materials for the purpose of verifying and evaluating PCL's compliance with the terms of this Agreement and Applicable Laws. HHS also shall be entitled upon reasonable notice to inspect all records required to be generated and maintained as part of this Agreement, and HHS shall be allowed to copy such documents and retain any such copies. The materials described above shall be made available by PCL at all reasonable times for inspection, audit, or reproduction. Further, for purposes of this provision, upon reasonable notice, HHS or any duly authorized representatives may interview any PCL employee who consents to be interviewed at the employee's place of business during normal business hours or at such other place and time as may be mutually agreed between the employee and HHS. Each employee shall be advised by HHS or any duly authorized representative prior to any such interview that the employee may elect to be interviewed with or without a representative of PCL present. The decision of any employee not to be interviewed by any government representative shall not be deemed a breach of this Agreement.

Notice to HHS Regarding PCL Management

      32. On the effective date of this Agreement, PCL will submit a list of the principal members of PCL management responsible for compliance, including Corporate Compliance Officer and members of the Compliance Department. PCL agrees to update such list as


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

necessary and report to OEC within a reasonable period of time, but no less frequently than annually.

Notice to HHS Regarding Corporate Officers

      33. On the effective date of this Agreement, PCL will submit a list of its corporate officers and directors to HHS. PCL will notify HHS of any changes in the position or identity of its corporate officers and directors within a reasonable time.

Material Breach

      34. In the event that HHS believes that PCL is in material breach of one or more of its obligations under this Agreement, HHS shall give PCL written notice by certified mail specifying the nature and extent of the alleged breach. PCL will have thirty (30) days from receipt of the notice: (a) to fully cure the breach; or (b) otherwise satisfy HHS that (1) it is in compliance with the Agreement or (2) that the breach cannot be reasonably cured within 30 days, but that PCL has taken action to cure the breach and is pursuing such action with diligence.

Exclusion from Programs

      35. If, notwithstanding PCL's efforts to cure or otherwise satisfy HHS pursuant to paragraph 34, HHS continues to believe that PCL is in material breach of any provision of the agreement, HHS may, through its Office of Inspector General, declare PCL to be in default of this Agreement and may seek to exclude PCL from participation in the Title XVIII (Medicare) program, Title XIX (Medicaid) program, and other state health care programs, as defined in 42 U.S.C. ss. 1320a-7(h), until such time as PCL has fully cured such material breach or otherwise satisfied HHS in accordance with paragraph 34. In the event that PCL fully cures the material breach or otherwise satisfies HHS, it will be promptly reinstated, retroactive to the date of cure.

      36. An exclusion pursuant to paragraph 35 of this Agreement shall be deemed an exclusion pursuant to 42 U.S.C. ss. 1320a-7(b)(7). Upon notification by HHS of its intent to exclude PCL from participation, PCL is entitled to pre-exclusion due process as afforded a provider under 42 U.S.C. ss. 1320a-7(f), including judicial review pursuant to 42 U.S.C. ss.ss. 405(g) and 1320a-7(f), or other applicable statute. Notwithstanding any provision of Title 42 of the United States Code or Chapter 42 of the Code of Federal Regulations, the only issues in a proceeding for exclusion based on the material breach of this Agreement shall be: (a) whether PCL was in material breach of one or more of its obligations under this Agreement at the time of and as specified in the notice given to PCL; (b) whether such material breach was continuing on the date on which HHS notified PCL of its proposal to exclude; and (c) whether PCL failed to cure the material breach or otherwise satisfy HHS within thirty (30) days after receiving notice thereof from HHS.

      37. Subsequent to a final decision to exclude PCL, PCL retains the right to apply for reinstatement under 42 C.F.R ss.ss. 1001.3001-1001.3004. The parties further agree that the procedures governing administrative review of HHS's determination to seek exclusion or refuse reinstatement, as set forth by 42 C.F.R Parts 1001 and 1005, are applicable, except that HHS shall bear the burden of proof in such proceedings.


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

      38. Any notices or information required hereunder shall be in writing and delivered or mailed by registered or certified mail, postage prepaid, as follows:

            If to PCL, to:

                        President
                        Physicians Clinical Laboratories, Inc.
                        3301 C Street, Suite 100E
                        Sacramento, California 95816

            If to HHS, to:

                        Eileen T. Boyd, Esq.
                        Deputy Inspector General
                        Office of Enforcement and Compliance
                        Office of Inspector General
                        Department of Health and Human Services
                        330 Independence Ave. SW, Room 5600
                        Washington, D.C. 20201

            If to HCFA, to:

                        Linda Ruiz, Director
                        Office of Financial Management/
                        Program Integrity Group
                        Mail Stop S3-02-26
                        7500 Security Boulevard
                        Baltimore, Maryland 21207

Costs

      39. PCL agrees that all costs, as defined in FAR 31.205-47, incurred on behalf of PCL, and its current or former officers or directors, arising from, related to or in connection with the Government's civil and criminal investigations, PCL's defense and settlement thereof, the Civil Settlement Agreement entered into by PCL and the United States, or the performance or administration of this Agreement, shall be unallowable for Medicare, Medicaid, or other Government contract accounting purposes. PCL agrees to account separately for such costs. PCL shall treat these costs as unallowable costs for Government contract accounting purposes and shall account separately for such costs. Included in these unallowable costs are any legal or related costs expended on behalf of any convicted PCL employee. PCL also agrees to treat as unallowable the full salary and benefits costs of any officer, employee, or consultant removed from government contracting in accordance with the PCL policy regarding employees who are indicted, debarred, suspended, or proposed for debarment, and the cost of any severance payments or early retirement incentive payments paid to employees released from the company as a result of the wrongdoing at issue here.

Privileges Maintained

      40. PCL contends that the attorney-client privilege and the attorney work-product doctrine may attach to certain information, documents, communications, and notes, memoranda, recordings, or detailed descriptions of interviews, or other information related to the subject matter of this Agreement. PCL presently intends to preserve this privilege and doctrine to the extent permitted by law, and HHS recognizes that PCL may assert them, to the extent they may exist. Nothing in this Agreement shall be construed to require the production of material protected by such privilege and/or doctrine, except that PCL agrees that it shall not assert the privilege and/or doctrine as a basis for withholding any audits, audit work papers, supporting exhibits or analytical documents supporting such audit, with respect to any audit performed pursuant to this Agreement to determine the cost impact to federally funded health care programs of PCL billings. HHS reserves the right to contest the asserted applicability of the privilege and/or doctrine in any given instance. Nothing in the Agreement, including the submission of reports, documents or other information pursuant to this Agreement, is intended as, constitutes, or shall be construed as a waiver of PCL's attorney-client, work-product, or other privileges and rights, including rights it may have under the Freedom of Information Act. HHS specifically agrees that it will not contend that PCL's production of any reports or their underlying documents, or the finishing of additional information relating to this Agreement, constitutes a waiver of the attorney-client privilege and work-product doctrine as may be applicable.

Confidentiality

      41. The confidentiality of all documents and other information provided by PCL in connection with its obligations under this Agreement shall be maintained by HHS except to the extent disclosure is required by law. Nothing in this Agreement shall be construed to prohibit HHS from providing information to any other department or agency of the United States Government or of any State charged with enforcing the laws against health care fraud if the information relates to matters within the department's or agency's jurisdiction, provided that any such entity receiving such information shall be advised by HHS of the confidentiality provisions of this Agreement. HHS agrees that certain information submitted to it under this Agreement may constitute trade secrets or confidential commercial or financial information within the meaning of section 552(b)(4) of the Freedom of Information Act (FOIA), 5 U.S.C. ss. 552(b)(4). Since HHS has determined that records may fall under this exemption, HHS further agrees to follow its predisclosure notification procedures set out in 45 C.F.R ss. 5.65. These procedures include prior notice to PCL of any potential release of records under the FOIA and an opportunity to provide information as to why the information is exempt under 5 U.S.C. ss. 552(b) (4). PCL will also be given advance notice if HHS decides that any such information is not exempt under section 552(b)(4).

      42. This Agreement does not constitute, and shall not be construed as, an admission by any person or entity, with respect to any issue of law or fact. The performance under this Agreement of any of the obligations of PCL, including the submission of documents and reports required by this Agreement, does not constitute, and shall not be construed as, an admission by any person or entity, with respect to any issue of law or fact.

      43. This Agreement (and the Associated Settlement Agreement) constitutes the entire agreement between the Parties. This Agreement may not be altered except by written consent of the Parties. No other additional promises, conditions or agreements have been entered into other than those stated in this Agreement.


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

      44. The provisions of this Agreement will be binding upon the Parties and their heirs, successors, assigns and transferees.

                    DEPARTMENT OF HEALTH AND HUMAN SERVICES



Dated:                  By:
      -------------         ----------------------------------------------
                            Lewis Morris
                            Assistant Inspector General for Legal Affairs
                            Office of Inspector General
                            United States Department of
                            Health and Human Services

                    PHYSICIANS CLINICAL LABORATORIES, INC.


Dated:                  By:
      -------------         ----------------------------------------------
                            J. Marvin Feigenbaum
                            Chief Operating Officer
                            Physicians Clinical Laboratories, Inc.
                            3301 C Street, Suite l00E
                            Sacramento, California 95816


Dated:                  By:
      -------------         ----------------------------------------------
                            Gregory M. Luce
                            Jones, Day, Reavis and Pogue
                            1450 G Street, N.W.
                            Washington, D.C. 20005
                            Counsel for PCL


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